Exhibit 16.1

April 22, 2015

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Ubiquity, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated April 22, 2015 and agree with such statements as they pertain to our firm except for management’s conclusion regarding there will not be any significant differences between the Original Filing and the Amended Filing to which KLJ expresses no opinion.

Sincerely,

/s/ KLJ & Associates, LLP